PRICING SUPPLEMENT NO. 126                                        Rule 424(b)(3)
DATED: July 25, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE



Principal Amount:               Floating Rate Notes        Book Entry Notes
$45,000,000                     [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes
July 1, 1998                    [_]                        [_]


Maturity Date:                  CUSIP#: 073928 DN 0
June 29, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional          Optional
                         Redemption              Repayment         Repayment
Redeemable On            Price(s)                Date(s)           Price(s)

N/A                      N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[_]     Federal Funds Rate                   Interest Reset Date(s): *

[_]     Treasury Rate                        Interest Reset Period: Monthly

[_]     LIBOR Reuters                        Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                           Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.10%
---------------------------------------


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
*     The 1st of each month.

**    The 1st of each month.

***   The one-month LIBOR rate on June 29, 1998 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.








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